Exhibit 10.24.1

                     FIRST AMENDMENT TO CONSULTING AGREEMENT


         THIS FIRST AMENDMENT TO CONSULTING AGREEMENT (this "First Amendment") is made and entered into as of this 15th day of March, 2006 and effective as of July 1, 2005 (the "Effective Date") by and between Standard Parking Corporation, a Delaware corporation ("Standard') and Gunnar E. Klintberg ("Consultant").

                                    RECITALS
                                    --------

         A. Standard and Consultant entered into a Consulting Agreement dated March 1, 2004 (the "Consulting Agreement"). All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such term in the Consulting Agreement.

         B. Standard and Consultant desire to amend the Consulting Agreement as of the Effective Date on the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the promises hereto and the agreements and covenants hereinafter contained, Standard and Consultant, intending to be legally bound, mutually agree as follows:

         1. Section 2 of the Consulting Agreement entitled "Duties" is hereby amended by deleting the existing subparagraph a. in its entirety and substituting in lieu thereof the following paragraph:

                           "a. Consultant agrees to diligently and in good faith render advice counsel and direction to Standard and its subsidiaries and affiliates (collective "Standard") in the promotion and development of new parking operations and the consummation of contracts to operate parking agreements (which include, but are not limited to, management contracts and lease agreements) in the (a) New York City Region and (b) National Region. Consultant's primary duties shall be to provide Standard's designated Business Development Director and the Regional Vice President with qualified sales leads and executive level contacts within certain targeted opportunities. Consultant shall ensure that such executive level contacts serve as the sponsors of Standard and facilitators for the transaction. Consultant shall also familiarize himself with the plans and strategies of Standard within the targeted opportunity areas and help to insert Standard personnel into the planning process for future parking transactions and developments in these areas."


         2. Section 3 of the Consulting Agreement entitled "Term" is hereby amended by inserting the following sentence immediately following the last sentence of Section 3:


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                           "Following the end of the period commencing on March
                           1, 2004 and ending December 31, 2004, the term of this Agreement shall be on a calendar year basis, each one-year term of this Agreement shall therefore commence on January 1, starting with January 1, 2005."

         3. Section 4 of the Consulting Agreement entitled "Consulting Fees" is hereby amended by:

                  a. Deleting the paragraph heading "Consulting Fees" and substituting in lieu thereof the paragraph heading "Retainer and Consulting Fees";

                  b. Inserting the following paragraph titled "Retainer" as subparagraph a:

                           "a. Consultant shall be paid a base fee (the "Retainer") of $125,000 per year, payable in accordance with the payment practices of Standard as may be in effect from time to time during the term hereof. The Retainer shall be subject to periodic annual review, and in the sole discretion of Standard, may be adjusted without affecting any other provision of this Agreement."

                  c. Deleting the existing subparagraph a in its entirety and substituting the following subparagraph b in lieu thereof:

                           "b.  In addition to the Retainer, and unless
                                otherwise specifically stated in the New
                                Business Certificate, Consultant shall also be entitled to a consulting fee ("Consulting Fee") upon the consummation of a contract to lease or operate a Qualifying New Business Location (the "Operating Contract'), for a maximum of three
                                (3) years, (subject to the applicable term of the Operating Contract), in the following maximum amounts: fifteen percent (15%) of the Net Operating Profit of a Qualifying New Business Location for the first year of the term of the Operating Contract, ten percent (10%) of the Net Operating Profit of a Qualifying New Business Location for the second year of the term of the Operating Contract and five percent (5%) of the Net Operating Profit of the Qualifying New Business Location for third year of the term of the Operating Contract.

                                    Subject to Section 13 hereof, Consultant shall also be entitled to a renewal fee (the "Renewal Fee") of five percent (5%) of the Net Operating Profit for an existing location for the term of the first renewal only, in the event Standard shall request Consultant's assistance in accordance with the terms hereof.


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                                    The calculation of a Consulting Fee for a
                                    Qualifying New Business Location or a
                                    Renewal Fee for an existing location shall be based on the following four distinct elements (individually a "Deal Element" and collectively the "Deal Elements"), each equating to the maximum amount of the total Consulting Fee or Renewal Fee the Consultant can earn for each Deal Element:

                                    1. 25% for prospecting a deal;
                                    2. 25% for generating a proposal;
                                    3. 25% for presenting the proposal; and
                                    4. 25% for closing the deal.

                                    The determination of the responsibility for the completion of a Deal Element shall be made by the Executive Vice President of Standard then having operational responsibility for the New York City Region and set forth on the New Business Certificate."

                  d.       Re-lettering subparagraph b as subparagraph c.

                  e. Deleting the first sentence of subsection (7) of the newly lettered subparagraph c in its entirety and substituting the following sentence in lieu thereof:

                           "The Retainer and Consulting Fee represent and constitute the entire financial obligation of Standard to Consultant and Consultant agrees that he shall not be entitled to any other compensation."

         4. Section 5 of the Consulting Agreement entitled "Authorized Expenses/Reimbursement" is hereby amended by deleting the second sentence thereof and inserting the following sentence in lieu thereof:

                  "Any such expense reimbursement requested by Consultant during the term shall be expressly conditioned upon Consultant receiving advance approval from the Executive Vice President of Standard then having operational responsibility for the New York City Region and documented with receipts showing persons entertained, company affiliation and business purpose in accordance with IRS rules."

         5. Section 7 of the Consulting Agreement entitled "Relationship" is hereby amended by inserting the following new paragraph immediately following the last sentence of Section 7:

                  "Consultant agrees that he will not, during the term of this Agreement, (1) develop or participate in any company that operates, manages or develops parking facilities or provides consulting services in connection with same and/or (2) act or serve as agent or consultant to any other parking operator during the term of this Consulting Agreement."

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         6.       Section 13 of the Consulting Agreement entitled "Death or
                  Disability of Gunnar Klintberg" is hereby amended by deleting the second sentence thereof in its entirety and inserting the following sentence in lieu thereof:

                  "Any Retainer earned through the date of termination and Consulting Fees earned for Qualifying New Business Locations for the initial term of the Operating Contract only will be paid in accordance with Section 4 and unless provided otherwise in New Business Certificate, shall be paid to Gunnar
                  E. Klintberg or his beneficiaries, as applicable, in accordance with Section 4 hereof."

          7. Consultant represents that he has been paid as an employee of Holberg Incorporated during the period from July 1, 2005 through December 31, 2005 (the "2005 Employment Period"). Consultant hereby directs Standard Parking to reimburse Holberg Incorporated in the amount of $62,500 as payment in full of his Retainer for the 2005 Employment Period.

          8. Except as expressly amended by this First Amendment, the Consulting Agreement shall remain unchanged and in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written, effective as of the Effective Date.


Standard Parking Corporation

By:
     ------------------------------
     James A. Wilhelm
     President and Chief Executive Officer


Consultant

     ------------------------------
     Gunnar E. Klintberg


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